As filed with the Securities and Exchange Commission on October 8, 1998

                                                   Registration No. ____________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       Tanknology-NDE International, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                         95-3634420
(State or Other Jurisdiction of                           (I.R.S. Employer
        Incorporation or                                 Identification No.)
         Organization)


                        8900 Shoal Creek Blvd., Bldg. 200
                                  Austin, Texas
                    (Address of Principal Executive offices)
                                      78757
                                   (Zip Code)

--------------------------------------------------------------------------------


        Tanknology-NDE International, Inc. 1989 Long-Term Incentive Plan
                                       and
             Tanknology-NDE International, Inc. 1995 Incentive Plan
                          for Non-Management Employees
                           (Full titles of the plans)


--------------------------------------------------------------------------------


                                David G. Osowski
                     c/o Tanknology-NDE International, Inc.
                             8900 Shoal Creek Blvd.
                                  Building 200
                                Austin, TX 78757
                     (Name and Address of Agent for Service)

                                  512-451-6334
                     Telephone Number, Including Area Code,
                              of Agent for Service


                                    copy to:
                                James Grace, Jr.
                              Baker & Botts L.L.P.
                                 One Shell Plaza
                                  910 Louisiana
                             Houston, TX 77002-4995


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                 Proposed
           Title of                   Amount          Proposed Maximum            Maximum             Amount of
       Securities to be               to be          Offering Price Per          Aggregate          Registration
          Registered                Registered            Share(1)            Offering Price (1)         Fee
------------------------------   ---------------   ----------------------   --------------------   ---------------
Common Stock (par value
   $0.0001 per share).........         6,250,000   $        0.875           $      5,468,750       $   1,613.28
==============================   ===============   ======================   ====================   ===============

[FN]
(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price reported on the OTC Bulletin Board on October 7, 1998.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing information concerning the Company's 1989 Long-Term Incentive Plan (the "1989 Plan") and the 1995 Incentive Plan for Non-Management Employees (the "1995 Plan") required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the Company:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;

     3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998;

     4. The description of the Company's common stock, par value $.0001 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A, as originally filed with the Commission on October 11, 1989 and as thereafter amended;

     5.   The  description of the Company's 1989 Plan contained in the Company's
          Schedule 14A Proxy Statement Pursuant to Section 14(a) of the Exchange Act, as originally filed with the Commission on July 24, 1997; and

     6. The Company's Current Report on Form 8-K filed on January 13, 1998.

     Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

Delaware General Corporation Law

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum or (3) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Restated Certificate of Incorporation

     The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

     Bylaws

     The Bylaws of the Company provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity thereunder, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company. The Bylaws further provide that the right to indemnification conferred thereby shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under the Bylaws or otherwise. In addition, the Bylaws provide that the Company may, by action of its board of directors, provide indemnification to employees and agents of the Company, individually or as a group, with the same scope and effect as the indemnification to employees and agents of the Company, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in the Bylaws.

     The Bylaws include related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination; (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken; and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined therein).

Stock Plans

     In addition, Section 5 of each of the Company's 1989 Plan and 1995 Plan provides that certain directors and officers administering the Stock Plans shall not be liable for anything done or omitted to be done by him or her in connection with the performance of duties under the Stock Plans, except for his or her own willful misconduct or as expressly provided by statute.

Insurance

     The Company has obtained a policy of liability insurance to insure its directors and officers against losses resulting from certain acts committed by them in their capacities as directors and officers of the Company.

Indemnification Agreements

     The Company has entered into an agreement with each of its directors and executive officers pursuant to which the Company has agreed to indemnify, to the fullest extent of applicable law, such persons against all losses, liabilities, claims, damages and expenses (as defined therein) arising out of any event related to the fact that the person is or was a director or officer of the Company.

     The above discussion of the Company's Restated Certificate of Incorporation, Bylaws, Plans, indemnification agreements and Section 145 of the DGCL is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     The following documents are filed as a part of this registration statement or incorporated by reference herein:

    Exhibit
      No.      Description
------------   -----------------------------------------------------------------
     *4.1      Amended and Restated Certificate of Incorporation of the Company,
               as amended May 22, 1996 (incorporated herein by reference to Exhibit 3.01 of Form 10-KSB/A for the fiscal year ended December
               31, 1996).

     *4.2 Bylaws of the Company as adopted November 29, 1988 and amended July 10, 1990 (incorporated herein by reference to Exhibit 3.06 of Form 10-KSB for the fiscal year ended December 31, 1991).

     *4.3 1989 Plan (incorporated herein by reference to Appendix A to the Company's Schedule 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934).

     4.4       1995 Plan.

     4.5       Form of 1989 Plan Agreements.

     4.6       Form of 1995 Plan Agreements.

     5         Opinion of Baker & Botts, L.L.P.

     23.1      Consent of Baker & Botts, L.L.P. (contained in Exhibit 5).

     23.2      Consent of Ernst & Young, L.L.P.

     24 Powers of Attorney (included on the signature page of this Registration Statement).

--------------------------
     *Incorporated herein by reference as indicated.


Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided,  however,  that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of October, 1998.
                                              Tanknology-NDE International, Inc.



                                              By:      /s/ JAY ALLEN CHAFFEE
                                                  ------------------------------
                                                  Jay Allen Chaffee
                                                  Chairman of the Board


                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Jay Allen Chaffee, A. Daniel Sharplin, and David G. Osowski, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in- fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on the 8th day of October, 1998.


           Signature                              Title
------------------------------   -----------------------------------------------

    /s/ JAY ALLEN CHAFFEE
------------------------------   Chairman of the Board and Director
       Jay Allen Chaffee


    /s/ A. DANIEL SHARPLIN
------------------------------   President, Chief Executive Officer and Director
      A. Daniel Sharplin


    /s/ DAVID G. OSOWSKI
------------------------------   Vice President and Chief Financial Officer
       David G. Osowski          (Principal Accounting Officer)


 /s/ CHARLES C. MCGETTIGAN
------------------------------   Director
     Charles C. McGettigan


   /s/ MICHAEL S. TAYLOR
------------------------------   Director
       Michael S. Taylor


   /s/ MYRON A. WICK, III
------------------------------   Director
       Myron A. Wick, III


       /s/ KEL LANDERS
------------------------------   Director
      Lawrence K. Landers

                                  EXHIBIT INDEX


    Exhibit
      No.      Description
------------   -----------------------------------------------------------------
     *4.1      Amended and Restated Certificate of Incorporation of the Company,
               as amended May 22, 1996 (incorporated herein by reference to Exhibit 3.01 of Form 10-KSB/A for the fiscal year ended December
               31, 1996).

     *4.2 Bylaws of the Company as adopted November 29, 1988 and amended July 10, 1990 (incorporated herein by reference to Exhibit 3.06 of Form 10-KSB for the fiscal year ended December 31, 1991).

     *4.3 1989 Plan (incorporated herein by reference to Appendix A to the Company's Schedule 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934).

     4.4       1995 Plan.

     4.5       Form of 1989 Plan Agreements.

     4.6       Form of 1995 Plan Agreements.

     5         Opinion of Baker & Botts, L.L.P.

     23.1      Consent of Baker & Botts, L.L.P. (contained in Exhibit 5).

     23.2      Consent of Ernst & Young, L.L.P.

     24 Powers of Attorney (included on the signature page of this Registration Statement).

--------------------------
     *Incorporated herein by reference as indicated.




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